UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Change of Role of Principal Executive Officer
On October 1, 2013, Paul R. Garcia, Chairman and Chief Executive Officer of the Company, notified the Company of his decision to retire as the Chief Executive Officer but to remain as an executive officer of the Company and Chairman of the Board of Directors. In his role as Chairman, Mr. Garcia will continue to serve as the Chairman of the Board of Directors while also providing ongoing support to the Company’s strategic planning and business development processes through the end of the Company’s 2014 fiscal year, which is May 31, 2014. In connection with the change, the Compensation Committee of the Board amended Mr. Garcia’s employment agreement to reflect the change from Chief Executive Officer to Chairman. The Compensation Committee also amended his Key Position Agreement to modify the minimum notice period required thereunder. Mr. Garcia provided the written notice required by the amended Key Position Agreement on October 1, 2013.

(b)	Appointment of New Principal Executive Officer
On October 1, 2013, the Board appointed Jeffrey S. Sloan as the President and Chief Executive Officer of the Company and amended his employment agreement accordingly. Mr. Sloan, 46, has served as President of the Company since June 2010. Prior thereto, he was a partner with the Goldman Sachs Group, Inc. Biographical information about Mr. Sloan is set forth on page 18 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 27, 2013 and incorporated herein by reference.

In connection with his promotion to Chief Executive Officer, the Compensation Committee of the Board approved an increase in Mr. Sloan’s annual base salary from $618,000 to $800,000 which shall be effective as of October 1, 2013. Effective as of the date of his appointment, the Board also approved an increase in his target annual cash bonus opportunity from 100% to 125% of his base salary, which, when pro-rated for the 2014 fiscal year, results in an increase in his target opportunity from $618,000 to $872,667.

Further, on October 1, 2013, the Compensation Committee of the Board approved an additional long term incentive grant to Mr. Sloan with a target grant date value of $2,182,948. One hundred percent of the long term incentive grant was in the form of performance-based restricted stock units, with 60% of the long term incentive value allocated to performance shares based on financial targets and 40% allocated to performance shares based on total shareholder return relative to the companies making up the S & P 500. The number of units issued in connection with the additional grant will depend upon the closing price of the Company’s stock on October 1, 2013.

There are no family relationships between Mr. Sloan and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Sloan that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amendment to Employment Agreement, dated October 1, 2013, between Paul R. Garcia and Global Payments Inc.
10.2	Amendment to Key Position Agreement, dated October 1, 2013, between Paul Garcia and Global Payments Inc.
10.3	Amendment to Employment Agreement, dated October 1, 2013, between Jeffrey Sloan and Global Payments Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

By: /s/ David E. Mangum
Date: October 7, 2013
David E. Mangum
Chief Financial Officer